Exhibit 10.17

December 21, 2010

W. James Jackson, Ph.D.

Vice President

Emergent Product Development Seattle, LLC

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Dear Dr. Jackson:

Please refer to the lease dated April 28, 2003 and all subsequent addenda and amendments thereto (the “Lease”) for the space Emergent Product Development Seattle, LLC (successor in interest to Trubion Pharmaceuticals, Inc.) occupies within the Fourth and Battery Building. This letter shall constitute an amendment to that Lease. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

The name of the Lessee in the above referenced Lease is Emergent Product Development Seattle, LLC. All references to Trubion Pharmaceuticals, Inc. or Trubion shall mean and refer to Emergent Product Development Seattle, LLC.

Except as provided in this amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

If you are in agreement with the above, please sign below where indicated and return all three copies to me for Martin Selig’s signature. Upon full execution, I shall return one copy to you for your files.

Very truly yours,

/s/ Theresa Howard
Theresa Howard

ACCEPTED AND AGREED:

Selig Real Estate Holdings Eight, LLC		Emergent Product Development Seattle, LLC

	/s/ Martin Selig		/s/ W. James Jackson
By:	Martin Selig	By:	W. James Jackson
Its:	Managing Member	Its:	Vice President
Dated:	January 5, 2011	Dated:	January 4th, 2011

1000 SECOND AVENUE

SUITE 1800

SEATTLE, WASHINGTON 98104-1046

(206) 467-7600

FAX (206) 386-5296

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 5th day of January, 2011, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member of Selig Real Estate Holdings Eight, LLC, the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first written above.

/s/ Jill H. Brandt Notary Public in and for the State of Washington Residing at: Sammamish My commission expires: 11.8.12

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 4th day of January, 2011, before me, a Notary Public in and for the State of Washington, personally appeared W. JAMES JACKSON, to me known to be the Vice President of Emergent Product Development Seattle, LLC, the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first written above.

/s/ Linda M. Povinelli Notary Public in and for the State of Washington Residing at: Seattle My commission expires: April 19, 2013